UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2022

Eucrates Biomedical Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39650	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 West 55th Street, Suite 13D

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-710-5220

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbols	Name of Each Exchange on Which Registered:
Ordinary shares, no par value	EUCR	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	EUCRW	Nasdaq Capital Market
Units, each consisting of one Ordinary Shares and one-third of one warrant	EUCRU	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2022, Eucrates Biomedical Acquisition Corp. (the “Company”) held a special meeting (the “Special Meeting”) of shareholders in lieu of the 2022 annual general meeting of shareholders. At the Special Meeting, the Company’s shareholders approved an amendment to the Amended and Restated Memorandum and Articles of Association (the “Amended Charter”) to extend the date by which the Company must consummate a business combination from October 27, 2022 to April 27, 2023. On October 25, 2022, the Company filed the Amended Charter with the Registry of Corporate Affairs in the British Virgin Islands.

The foregoing description is qualified in its entirety by reference to the Amended Charter, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2022

EUCRATES BIOMEDICAL ACQUISITION CORP.

By:	/s/ Gonzalo Cordova
Name: Gonzalo Cordova
Title: Chief Financial Officer